Exhibit 5 - Opinion of Conyers Dill & Pearman
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                            Conyers, Dill & Pearman
                                 Clarendon House
                                 2 Church Street
                                 P.O. Box HM 666
                             Hamilton, Bermuda HM CX

Telephone: (441) 295-1422      Facsimile:  (441) 292-4720  E-Mail: info@cdp.bm


                                                               __ January 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:


         RE: Registration Statement on Form S-1 of Coastal Caribbean Oils & Minerals, Ltd.


         We have acted as special counsel in Bermuda to Coastal Caribbean Oils & Minerals, Ltd. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, of the United States of America registering up to shares (the "Shares") of the Company with a par value of $0.12 per Share.

         For the purposes of giving this opinion, we have examined a facsimile copy of a draft of the Registration Statement. We have also reviewed the Memorandum of Association and the Bye-laws of the Company, minutes of the meetings of the Company and its Directors and such other documents and made such inquiries as to the questions of Bermuda law as we have deemed necessary in order to render the opinion set forth below.

         We have assumed:

         1. the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents reviewed by us and the authenticity and completeness of the originals from which such copies were taken;

         2. the capacity, power and authority of each of the parties to such documents, other than the Company;

         3. the due execution and delivery of such documents by each of the parties thereto;

         4. the accuracy and completeness of all factual statements, representations and warranties made in such documents;

         5. that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

         6. the validity and binding effect of the Registration Statement under the laws of the United States of America;

         7. that the Registration Statement has been or will be duly filed with the Securities and Exchange Commission;

         8. that the Shares will be issued to persons who are regarded as non resident in Bermuda for exchange control purposes;

         9.  that there is no improper purpose for the issue of the Shares; and

        10.  that due payment will be made for the Shares.

         We have made no investigation of and express no opinion in relation to the laws of any country other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit in connection with the filing of the Registration Statement with the Securities and Exchange Commission and is not to be relied upon by any other person, firm or entity or in respect of any other matter without our prior express consent in writing.

         On the basis of and subject to the foregoing, we are of the opinion that:

         1. the authorized capital of the Company is adequate to enable the Shares to be issued.

         2. the Shares will, when issued and paid for in accordance with the Registration Statement, be legally issued and credited as fully paid or non assessable (meaning that no further sums will be payable by the person holding the shares to the Company in respect of the Shares).



                                        Yours Faithfully,

                                        CONYERS DILL & PEARMAN


                                        By: ______________________________


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